                                                                      EXHIBIT 19


                                    SAMARNAN
                             INVESTMENT CORPORATION




                              ANNUAL REPORT TO THE
                SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000




                         SAMARNAN INVESTMENT CORPORATION
                                   P.O. BOX 651 / Cleburne, Texas 76031-0651

                     [CHESHIER & FULLER, L.L.P. LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Samarnan Investment Corporation

We have audited the accompanying statement of assets and liabilities of Samarnan Investment Corporation, including the schedule of investments in securities, as of December 31, 2000, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Samarnan Investment Corporation as of December 31, 2000, the results of its operations for the year then ended, the changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.

                                                  /s/ CHESHIER & FULLER, L.L.P.
                                                  -----------------------------
                                                  CHESHIER & FULLER, L.L.P.


Dallas, Texas
March 6, 2001

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Assets and Liabilities
                                December 31, 2000

Assets:
     Investments in securities at market (identified cost $16,781,278)       $ 18,042,599
     Cash                                                                         268,348
     Accrued dividends receivable                                                  10,786
     Accrued interest receivable                                                  155,660
                                                                             ------------
     Total assets                                                              18.477,393
                                                                             ------------

Liabilities:
     Payables:
     Accounts payable                                                              24,554
                                                                             ------------
     Total liabilities                                                             24,554
                                                                             ------------
     Net assets applicable to outstanding capital shares, equivalent
         to $15.36 per share                                                 $ 18,452,839
                                                                             ============

Analysis of net assets:
     Capital shares - authorized 2,000,000 shares of $1.00 par value;
         outstanding 1,201,768 shares                                        $  1,201,768
     Accumulated net realized gains of $613,419 less accumulated
         distribution of $1,154,071                                              (540,922)
     Unrealized appreciation of investments                                     1,261,321
     Undistributed net investment income                                          724,363
     Retained earnings at April 29, 1978, commencement of operations
         as an investment company                                              15,806,309
                                                                             ------------
                                                                             $ 18,452,839
                                                                             ============



                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                             Statement of Operations
                          Year Ended December 31, 2000

Investment income:
     Dividends                                                                         $    127,080
     Interest                                                                               726,518
                                                                                       ------------
         Total income                                                                       853,598
                                                                                       ------------

Expenses:
     Investment advisory fee                                                                 75,209
     Legal and professional fees                                                             42,045
     Audit fees                                                                              14,200
     Directors fees                                                                           9,300
     Custodian expense                                                                        9,000
     Administrative fees                                                                      6,689
     Office and printing supplies                                                             2,136
                                                                                       ------------
         Total expenses                                                                     158,579
                                                                                       ------------
         Net investment income                                                              695,019
                                                                                       ------------

Realized and unrealized gain (loss) on investments:

     Realized gain from security transactions - excluding short-term securities:
             Proceeds from sales                                                         10,109,739
             Cost of securities sold, net of amortization of bond premiums               10,529,500
                                                                                       ------------
             Net realized (loss)                                                           (419,761)
                                                                                       ------------

Unrealized appreciation of investments:
     Beginning of period                                                                    195,178
     End of period                                                                        1,261,321
                                                                                       ------------
         Increase in unrealized appreciation on investments                               1,066,143
                                                                                       ------------
         Net realized and unrealized gain on investments                                    646,382
                                                                                       ------------
         Increase in net assets from operations                                        $  1,341,401
                                                                                       ============

Total expenses as a percentage of total investment income                                      18.6%
                                                                                       ============

                See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Changes in Net Assets
                     Years Ended December 31, 2000 and 1999


                                                                   2000            1999
                                                               ------------    ------------

Increase (decrease) in net assets from operations:
     Net investment income                                     $    695,019    $    783,696
     Net realized gain (loss) from security transactions           (419,761)        (42,204)
     Increase (decrease) in unrealized appreciation
         of investments                                           1,066,143        (811,374)
                                                               ------------    ------------

Increase (decrease) in net assets from operations                 1,341,401          69,882)
                                                               ------------    ------------

Dividends and distributions to shareholders:
     Net investment income                                         (697,024)       (805,185)
     Capital gains                                                       -0-             -0-
                                                               ------------    ------------

Decrease in net assets from dividends and distributions
    to shareholders                                                 697,024)        805,185)
                                                               ------------    ------------

     Increase (decrease) in net assets                              644,377        (875,067)

Net assets:
     Beginning of period                                         17,808,462      18,683,529
                                                               ------------    ------------

     End of period (including undistributed investment
          income of $724,363 and $726,368, respectively)       $ 18,452,839    $ 17,808,462
                                                               ============    ============


                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                              Financial Highlights
               For Each of the Years in the Five-Year Period Ended
                                December 31, 2000

                                               2000            1999            1998            1997            1996
                                           ------------    ------------    ------------    ------------    ------------
Per share data

Investment income - interest               $        .71    $        .75    $        .81    $        .82    $        .82
Expenses                                           (.13)           (.10)           (.10)           (.08)           (.08)
                                           ------------    ------------    ------------    ------------    ------------
    Net investment income                           .58             .65             .71             .74             .74

Net realized and unrealized gains
    (losses) on investments                         .54            (.71)            .15             .30            (.16)
Dividends from net investment income               (.58)           (.67)           (.71)           (.75)           (.71)
Distributions from net realized
    long-term gains on securities                    --              --              --              --            (.01)
                                           ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in
    net asset value                                 .54            (.73)            .15             .29            (.14)
Net asset value:
    Beginning of period                           14.82           15.55           15.40           15.11           15.25
                                           ------------    ------------    ------------    ------------    ------------
    End of period                          $      15.36    $      14.82    $      15.55    $      15.40    $      15.11
                                           ============    ============    ============    ============    ============

Ratios

Expenses to average net assets                      .87             .70             .66             .66             .51
Investment income from operations
     to average net assets                         4.71            5.03            5.22            5.22            5.45
Portfolio turnover                                54.00           34.00           29.00           23.72           19.05
                                           ============    ============    ============    ============    ============
Average shares outstanding                    1,201,768       1,201,768       1,201,768       1,201,768       1,201,768
                                           ============    ============    ============    ============    ============



                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                          Notes to Financial Statements
                                December 31, 2000

(1)  Summary of Significant Accounting Policies

     The Company is registered under the Investment Company Act of 1940 as a diversified, closed-end, management investment company. The fund seeks tax free income and preservation of capital through a diversified portfolio of bonds and equity securities. The significant accounting policies followed by the Company are summarized as follows:

     (a)  Securities

          Investments in securities are carried at market value. Security transactions are accounted for on the trade date. The cost of securities sold is based on identifying specific issues delivered against each sale. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis.

          Fixed-income securities are valued at prices obtained from a pricing service, when such prices are available; however, in circumstances where the investment adviser deems it appropriate to do so, such securities will be valued at the mean quoted bid and asked prices or at prices for securities of comparable maturity, quality and type.

          Investments in securities traded on a national securities exchange (or reported on the NASDAQ national market) are stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price. Restricted securities and other securities for which quotations are not readily available are valued at fair value as determined by the board of directors.

          (b)  Dividends and Distributions

          Dividends and distributions to shareholders are recorded on the ex-dividend date.

          (c)  Bond Premiums and Discounts

          Bond premiums are amortized to the maturity date of the bond on a straight-line basis. Bond discounts are not amortized; these are included as realized gains when the bond is sold or matures. The amortization for any one year is not material.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                          Notes to Financial Statements
                                December 31, 2000

(1)  Summary of Significant Accounting Policies, continued

     (d)  Accounting Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Investment Advisory Contract

     The Company has contracted with Voyageur Fund Managers to provide investment advisory services. Under this contract, the Company is furnished investment, clerical and statistical services regarding its investments in debt securities. The fee for these investment advisory services is based on .27% of the value of the assets in the debt portfolio and is paid on a quarterly basis in arrears. Effective December 8, 2000, Voyageur Fund Managers was merged into Voyageur Asset Management, Inc., a wholly-owned subsidiary of Dain Rauscher Corporation. The Company approved an interim contract which will automatically terminate May 7, 2001. The terms of the interim contract, having only a few modifications, are substantially identical to the original Voyageur Agreement.

     Effective April 1, 1999 the Company contracted with Westwood Management Corp. to provide investment advisory services. Under this contract, the Company is furnished investment, supervisory and clerical services regarding its investment in equity securities. The fee for these investment advisory services is based on 0.75% of the value of the assets in the equity portfolio and is paid on a quarterly basis in arrears.

(3)  Federal Income Taxes

     No provision has been made for Federal income taxes since it is the plan of the Company to distribute substantially all of its investment income, including the net realized gains on investments, and to qualify as a "regulated investment company" under the applicable sections of the Internal Revenue Code.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                          Notes to Financial Statements
                                December 31, 2000

(4)  Securities Transactions

     In 2000, cost of purchases and proceeds from sales or maturities of securities, other than short-term securities, amounted to $9,582,447 and $10,109,740, respectively.

     There were no differences between the cost bases of securities for Federal income tax and financial statement purposes. The aggregate unrealized appreciation and depreciation for all securities as of December 31, 2000 were $1,539,814 and $278,493, respectively.

(5)  Dividends and Distributions to Shareholders

     Cash dividends paid during the years ended December 31, 2000 and 1999 amount to $.59 and $.67 per share, respectively.

     Cash dividends of $.14 per share from the balance of undistributed net investment income were declared by the Company's Board of Directors on January 23, 2001, payable to shareholders of record February 5, 2001.

(6)  Concentrations of Credit Risk

     At December 31, 2000, and at various other times during the year, the Company had cash balances in excess of federally insured limits of $100,000.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2000

                                           Principal
                                             Amount      Fair
                                           or Shares    Value
                                           ---------  ----------
Common stocks -- 38.80%
Basic materials -- 1.40%
  ALCOA                                       2,500   $   83,750
  Georgia Pacific                             5,400      168,075
Capital goods -- 1.70%
  Deere & Co.                                 1,800       82,463
  Pall Corp.                                  3,300       70,331
  United Technologies Corp.                   2,000      157,250
Consumer discretionary -- 3.40%
  Clear Channel Communications                1,352       65,488
  Limited, Inc.                               7,100      121,144
  Time Warner, Inc.                           2,400      125,376
  Univision Communications, Inc.              4,000      163,750
  The Walt Disney Co.                         4,800      138,900
Consumer staples -- 2.10%
  Anheuser-Busch, Inc.                        3,000      136.500
  Avon Products                               1,600       76,600
  Brinker International, Inc.                 4,000      169,000
Energy -- 0.40%
  Williams Companies, Inc.                    1,800       71,888
Exploration & Drilling -- 2.10%
  Apache Corp.                                2,200      154,137
  Devon Energy Corporation                    2,492      151,937



                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2000

                                         Principal
                                           Amount        Fair
                                         or Shares      Value
                                         ---------     -------
  Transocean Sedco Forex, Inc.              1,500       69,000
Financial Services -- 3.40%
  CitiGroup                                 2,799      142,924
  PNC Financial Services Group              2,100      153,431
  T. Rowe Price Associates                  3,500      147,930
  Southtrust Corp.                          4,300      174,956
Healthcare -- 3.10%
  King Pharmaceuticals                      3,200      165,400
  Merck & Co.                               1,000       93,625
  Pharmacia Corp.                           2,266      138,226
  Wellpoint Health Networks                 1,400      161,350
Insurance -- 1.90%
  Metlife Inc.                              5,100      178,500
  Nationwide Financial Services-A           3,300      156,750
Oil/Domestic -- 0.80%
  ExxonMobil Corporation                      700       60,856
  Kerr-McGee                                1,200       80,325
Technology -- 2.60%
  Compaq Computer                           6,900      103,845
  IBM                                       1,500      127,500
  Nokia Corp. -- Sponsored ADRA               500       21,750
  Oracle Corp.                              5,200      151,125
  SCI Sys., Inc.                            2,800       73,850



                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2000

                                              Principal
                                                Amount       Fair
                                              or Shares     Value
                                              ---------    -------

Transportation and Services -- 1.20%
  Delta Airlines                                1,400       70,263
  United Parcel Service -- CLB                  2,400      141,000
Utilities -- 2.50%
  Progress Energy, Inc.                         2,806      137,971
  SBC Communications                            3,000      143,250
  TECO Energy, Inc.                             1,100       35,612
  Verizon Communications                        2,700      135,337
REITS -- 7.50%
  Apartment Investment                          3,100      154,806
  Boston Properties, Inc.                       3,300      143,550
  Equity Office Properties Trust                4,600      150,075
  Equity Residential Properties Trust           2,800      154,875
  Host Marriott Corp.                          11,700      151,369
  KIMCO Realty Corporation                      3,400      150,237
  Prologis TR                                   6,800      151,300
  Simon Property Group, Inc.                    6,200      148,800
  Vornado Realty Trust                          3,800      145,588
International -- 4.70%
  IShares Inc. MSCI -- Australia                2,500       23,750
  IShares Inc. MSCI -- Austria                    300        2,269
  IShares Inc. MSCI -- Belgium                    600        7,650
  IShares Inc. MSCI -- France                   4,200      103,688


                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                        SAMARNAN INVESTMENT CORPORATION
                     Schedule of Investments in Securities
                               December 31, 2000



                                             Principal
                                               Amount         Fair
                                             or Shares       Value
                                             ---------     ---------

IShares Inc. MSCI -- Germany                    4,100         79,950
IShares Inc. MSCI -- Hong Kong                  1,500         17,250
IShares Inc. MSCI -- Italy                      1,800         40,725
IShares Inc. MSCI -- Japan                     18,800        207,975
IShares Inc. MSCI -- Netherlands                2,200         49,912
IShares Inc. MSCI -- Singapore                  1,400          9,100
IShares Inc. MSCI -- Spain                      1,200         27,525
IShares Inc. MSCI -- Sweden                     1,400         25,025
IShares Inc. MSCI -- Switzerland                3,500         58,844
IShares Inc. MSCI -- United Kingdom            10,800        190,350
                                                           ---------
     Total common stocks (cost $6,133,649)                 6,995,978
                                                           ---------





                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2000

                                                                    Principal
                                                                      Amount        Fair
                                                                    or Shares      Value
                                                                    ---------     -------
Municipal bonds--61.20%
    Palatine, IL-Schl Dist #15 G.O.--5.900% due 12/01/01             450,000      457,011
    King County, Washington ISD #408--6.100% due 12/01/01            300,000      305,136
    Indiana Municipal Power--5.250% due 01/01/02                     500,000      506,015
    Alaska State Housing Finance Corp.--5.900% due 12/01/04          600,000      635,154
    Box Elder, UT-G.O.--5.150% due 06/15/05                          300,000      305,925
    Chicago, IL-Wastewater Rev.--5.400% due 01/01/06                 500,000      524,760
    North Miami Health Fac.Rev.Catholic--5.300% due 08/15/06         200,000      210,846
    Clark County, NV-School District--5.500% due 06/15/07            800,000      842,752
    North Miami Health Fac.Rev.Catholic--5.400% due 08/15/07         375,000      399,818
    Alabama CLG & Univ. Tuskegee--5.500% due 09/01/07                500,000      533,465
    Wisconsin Health & Education-Sinai--5.500% due 08/15/08          600,000      636,744
    Missouri State Health--5.550% due 02/01/09                       200,000      207,650
    Goodhue City, MN EDA Lease--5.600% due 02/01/09                  285,000      297,665
    Illinois Health Fac. Auth.--6.000% due 02/15/11                  500,000      520,000
    Harmony, MN MFHR-Zedakah Found.--5.700% due 03/01/11             260,000      271,596
    Harmony, MN MFHR-Zedakah Found.--5.700% due 09/01/11             265,000      276,819
    Chaska, MN ISD-- 5.875% due 02/01/12                             300,000      318,423
    Volusia City Health Fac.--6.000% due 06/01/12                    600,000      644,826
    Montgomery County PA IDA--5.625% due 11/15/12                    500,000      487,510
    Fairburn Combined Utilities--5.375% due 10/01/13                 250,000      248,640
    Louisiana Housing Fin. Agency--6.000% due 09/01/15               670,000      696,311
    Illinois Health Fac.--5.120% due 12/01/15                        250,000      245,710




                 See accompanying notes to financial statements.

                                [SAMARNAN LOGO]
                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2000

                                                        Principal
                                                          Amount         Fair
                                                        or Shares       Value
                                                        ---------   ------------
Florida Housing Fin. Corp.--6.000% due 10/01/19          430,000         440,561
Colorado Educ. & Cultural -- 6.875% due 12/15/20         250,000         257,695
St. Paul HRA--5.500% due 10/01/2                         250,000         251,215
Golden Valley MN Rev.--5.500% due 12/01/25               300,000         274,374
Colorado Health -- due 01/15/28                          250,000         250,000
                                                                    ------------
     Total municipal bonds (cost $10,647,629)                         11,046,621
                                                                    ------------

     Total--100% (cost $16,781,278)                                 $ 18,042,599
                                                                    ============


                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
          P.O. BOX 651 / CLEBURNE, TEXAS 76031-0651/ TEL: 817.645-2108
    FAX: 817.641-7884 / EMAIL: samarnan@aol.com / INTERNET: www.samarnan.com
                                                            (Under Construction)





BOARD OF DIRECTORS                          LEGAL COUNSEL
    Nancy Walls Devaney                         Richard S. Whitesell, Jr.
    Joe Monteleone                              4211 Arcady Avenue
    Martha Walls Murdoch                        Dallas, Texas 75205
    Steve Sikes
    Roland Walden                           INDEPENDENT AUDITORS
    Sam Walls                                   Cheshier & Fuller, L.L.P.
    Tommy Yater                                 14175 Proton Road
                                                Dallas, Texas 75244
OFFICERS
    Sam Walls, President                    INVESTMENT ADVISORS
    Nancy Devaney, Vice President               Voyageur Asset Management Inc.
    Jerry Wheatley, Secretary/Treasurer         Suite 4300
                                                90 South Seventh Street,
CUSTODIAN                                       Minneapolis, Minnesota 55402
    Westwood Trust
    300 Crescent Court, Suite 1300              Westwood Management Corp.
    Dallas, Texas 75201                         300 Crescent Court, Suite 1300
                                                Dallas, Texas 75201
Registered shareholders (shares held
in your name) with questions                REGISTRAR AND TRANSFER AGENT
regarding your account such as                  Securities Transfer Corporation
change of name or address or lost               2591 Dallas Parkway, Suite 102
certificates should contact our                 Frisco, TX 75034
transfer agent as shown at the                  Telephone:    469.633-0101
right.                                          Fax:  469.633-0088
                                                http://www.stctransfer.com


ANNUAL MEETING

The Annual Meeting of Shareholders of Samarnan Investment Corporation will be held April 26, 2001, at 11:00 AM, in the Palermo Room of the Holiday Inn Fort Worth South Conference Center, 100 Alta Mesa East Boulevard (Alta Mesa at Interstate 35W South), Fort Worth, Texas.

----------

SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.